UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

333-162084

 Commission File Number

Champion Pain Care Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0625383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 Wall Street New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

Change in Certificate of Incorporation

On April 22, 2015, the Company’s board of directors adopted a resolution to amend the Company’s articles of incorporation to increase the authorized shares of common stock, $.0001 par value per share, from 100,000,000 shares to 500,000,000 shares (the “Share Increase”). On April 30, 2015, the Company received a written consent in lieu of a meeting of stockholders from shareholders owning 33,090,000 shares of Common Stock (representing approximately 70% of the issued and outstanding shares of Common Stock) approving the Share Increase. On or about June 1, 2015, a Certificate of Amendment to the Company’s Certificate of Incorporation was filed with the Secretary of State of the state of Delaware to implement the Share Increase.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
3.4	Certificate of Amendment filed June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION PAIN CARE CORPORATION

Date: June 5, 2015	By:	/s/ Terrance Owen
	Name:	Terrance Owen
	Title:	Chief Executive Officer

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